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                                                            Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Form 8-K of Daniel Industries, Inc. dated December 18, 1996 of our report dated February 26, 1996, on our audits of the consolidated financial statements of Bettis Corporation as of December 31, 1995 and 1994, and for the three years ended December 31, 1995, appearing in the registration statement on Form S-4 (Reg. No. 333-14635) of Daniel Industries, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


Coopers & Lybrand L.L.P.

Houston, Texas

December 18, 1996